Exhibit 10.7

AGREEMENT

This AGREEMENT is by and between David L. Porges (the “Executive”) and Equitable Resources, Inc. (“Equitable” or the “Company”).

WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of July 1, 1998, as amended on December 1, 1999, September 1, 2002 and January 31, 2004 (as amended, the “Employment Agreement”); and

WHEREAS, the parties desire to terminate the Employment Agreement as of the date set forth below and continue the employment relationship indefinitely as an “at will” relationship; and

WHEREAS, the parties also intend to execute simultaneously a new Change of Control Agreement and a new Confidentiality, Non-Solicitation and Non-Competition Agreement (the “Non-Competition Agreement”);

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the Company and Executive understand and agree as follows:

1.             The Employment Agreement shall be terminated effective as of September 8, 2008 and shall thereafter be null and void and of no further force and effect.

2.             Upon the termination of the Employment Agreement, Executive and the Company agree to continue their employment relationship indefinitely as an employment “at will” relationship subject, however, to the mutual promises and covenants contained in the Change of Control Agreement dated September 8, 2008 and the Non-Competition Agreement dated September 8, 2008.  Executive further agrees and acknowledges that such continued employment shall not be deemed pursuant to any term or provision of the Employment Agreement.

3.             It is understood and agreed that this Agreement constitutes mutual written notice under numbered paragraph 2 of the Employment Agreement that the parties no longer wish to extend the term of the Employment Agreement and instead intend to terminate the Employment Agreement effective September 8, 2008.

4.             This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the dates set forth below.

EQUITABLE RESOURCES, INC.		/s/David L. Porges
David L. Porges
By:	/s/Charlene Petrelli	Date:	September 19, 2008

Title:	Vice President & Chief HR Officer

September 23, 2008
Date